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Exhibit 99.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the period ending September 30, 2002 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark A. Kopser, Senior Vice President and Chief Financial Officer of United Surgical Partners International, Inc. (the "Company"), hereby certify that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARK A. KOPSER Mark A. Kopser Senior Vice President and Chief Financial Officer November 7, 2002

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  Exhibit 99.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER OF UNITED SURGICAL PARTNERS INTERNATIONAL, INC. PURSUANT TO 18 U.S.C. § 1350